                         WAREHOUSE SUBLEASE AGREEMENT



                                BY AND BETWEEN



                            THE INNOVO GROUP, INC.



                                      AND



                        TICE ENGINEERING & SALES, INC.



                        DATED:  DECEMBER _______, 1999

                               TABLE OF CONTENTS

1.   Premises............................................................. 2
2.   Term................................................................. 2
3.   Early Termination.................................................... 3
4.   Minimum Rent......................................................... 3
5.   Reimbursement of Renovation Costs.................................... 3
6.   Tenant's Use and Operation........................................... 3
7.   Utilities............................................................ 4
8.   Landlord's Duty to Repair............................................ 4
9.   Tenant's Duty to Repair; Alterations................................. 4
10.  Hazardous Substances................................................. 4
11.  Surrender of Leased Premises......................................... 5
12.  Property of Tenant................................................... 5
13.  Waiver of Subrogation................................................ 5
14.  Insurance and Indemnity.............................................. 5
15.  Partial Destruction.................................................. 5
16.  Substantial Destruction.............................................. 6
17.  Right of Termination................................................. 6
18.  Eminent Domain....................................................... 7
19.  Rights of Landlord's Lender.......................................... 7
20.  Quiet Enjoyment...................................................... 7
21.  Subordination........................................................ 8
22.  Indemnity... ........................................................ 8
23.  Attorney's Fees and Expenses......................................... 8
24.  Tenant Assignment and Subletting..................................... 8
25.  Events of Default and Remedies....................................... 8
26.  Notices..............................................................10
27.  Successors...........................................................10
28.  Governing Law........................................................10
29.  Landlord's Exculpatory Clause........................................10
30.  Entire and Binding Agreement.........................................11
31.  Addenda..............................................................11

EXHIBITS

A.   Site Plan............................................................12
B.   Legal Description....................................................13

                         WAREHOUSE SUBLEASE AGREEMENT

     THIS WAREHOUSE SUBLEASE AGREEMENT is made and entered into this _____ day of December, 1999, by and between THE INNOVO GROUP, INC., a Delaware corporation, (referred to as "Landlord"), and TICE ENGINEERING & SALES, INC., a Tennessee corporation (referred to as "Tenant").

                              W I T N E S S E T H:

1.   Premises:  Landlord hereby subleases to Tenant, and Tenant subleases and
     --------
     accepts, the Premises containing approximately Forty-Four Thousand (44,000) square feet of warehouse space with such warehouse space outlined and designated on the site plan attached hereto as Exhibit A which is incorporated herein by reference (such space is referred to collectively hereinafter as the "Leased Premises"). The Leased Premises are part of the approximately 300,000 square foot warehouse complex known as "Levi Place" (which includes the warehouse space shown on the attached site plan and two separate office buildings totaling approximately 9,000 square feet and located adjacent to such warehouse space) formerly owned by Levi Strauss & Company (such complex, including the two office buildings, is referred to hereinafter collectively as the "Warehouse"). The location of the Warehouse is on North Cherry Street in Knoxville, Tennessee and the legal description of the land upon which the Warehouse is located is attached hereto as Exhibit B (such land referred to hereinafter as the "Land").
     The Land and the Warehouse are referred to collectively hereinafter as the "Project." A certain portion of the Project is deemed common area (the "Common Area"), such Common Area to include but not be limited to certain parking areas, driveways, entrances and exits thereto, service roads, loading facilities, sidewalks, ramps, landscaped areas, exterior stairways, restroom facilities, and all other uses in common by the Tenant and all the Tenants in the Project, however, those elements of parking, driveways, entrances and exits, loading facilities, and restroom facilities that are located within the Leased Premises shall not be deemed to be common areas.

     Tenant shall have first right of refusal to sublease space in the Warehouse adjacent to the Leased Premises on the same terms and conditions as contained herein, subject to the pre-existing rights of other Tenants in the Project. The Tenant shall exercise such right within thirty (30) days upon receiving notification from Landlord that such space is being requested by a third party by sending its request for such space to the Landlord in writing by certified mail, return receipt requested.

2.   Term:  The original term of this Sublease shall be for a period of five (5)
     ----
     years (the "Base Term") from the Commencement Date hereinafter provided unless sooner terminated hereby. Said term, and Tenant's obligation to pay rent, shall commence on the earlier of the following days (referred to as "Commencement Date"): (a) the date which is thirty (30) days after Tenant has been notified in writing by Landlord that the Leased Premises are ready for occupancy, or (b) the date on which Tenant shall open the Leased Premises for business. In the event the expiration of the thirty (30) day period does not occur on the first day of the month or Tenant shall have opened the Leased Premises for business on a day other than the first day of the month, then the term shall commence on the first day of the month next succeeding; provided, however, the Tenant shall pay rent for the fractional month on a per diem basis (calculated on the basis of a thirty day month) until the first day of the month when the term commences, and thereafter the rent shall be paid in equal monthly installments in advance on the first day of each month during the term of this Sublease. Tenant shall pay any rental payment for a fractional month on the first (1st) day of the month succeeding such fractional month. Notwithstanding the foregoing, if the Tenant has complied with all the terms and provisions of this Sublease and is not in default in any respect hereunder, Tenant shall have an option (the "Option") to sublease the Leased Premises after the termination of the Base Term for one
     (1) additional five (5) year period upon the same terms and conditions set forth herein (each such five year period referred to hereinafter individually as an "Option Term"); provided, however, Minimum Rent during the Option Term shall be One Hundred Ten Percent (110%) of the Minimum Rent of the Base. The Tenant shall exercise the Option by giving notice to the Landlord in writing by certified mail, return receipt requested, not less than one hundred twenty (120) days before the expiration of the Base Term and thereafter, not less than one hundred twenty (120) days prior to the expiration of any Option Term.

3.   Early Termination:  Tenant shall have right of early termination at the
     -----------------
     end of three (3) years by giving notice to the Landlord in writing by certified mail, return receipt requested, not less than six (6) months before three years after the Commencement Date of this Sublease. In the event of such early termination, all remaining unamortized renovation costs will be due and payable by Tenant in a lump sum upon the early termination date.

4.   Minimum Rent:  Tenant shall pay to the Landlord as minimum rent an annual
     ------------
     amount equal to $2.30 times the total square footage of the Leased Premises (the "Minimum Rent"), to include charges for real estate taxes and casualty insurance premiums. All Minimum Rent shall be paid in advance in equal monthly installments on the first day of each month at the address of the Landlord stated herein without demand, setoff or deduction. Minimum Rent for any partial months shall be prorated.

5.   Reimbursement of Renovation Costs:  Tenant shall reimburse Landlord for
     ---------------------------------
     agreed upon renovations to the Leased Premises up to a maximum of One Hundred Thousand Dollars ($100,000). Cost of renovations shall be reimburseable to Landlord to be amortized at Eight and One-half Percent (8.25%) over the Base Term of the five-year lease.

6.   Tenant's Use and Operation:  The Leased Premises shall be used and
     --------------------------
     occupied by Tenant solely as an office, warehouse and light manufacturing facility and for no other use without Landlord's prior written consent. Tenant shall comply with all rules, regulations and laws of any governmental authority with respect to use and occupancy of the Leased Premises.

7.   Utilities:  Electrical utility costs for lighting, manufacturing, plant and
     ---------
     office operations for the Leased Premises will be separately metered and shall be the responsibility of the Tenant upon separation of the meters on approximately March 1, 2000 (utilities will be prorated between Landlord and Tenant from Commencement Date until utilities are separately metered) . Tenant shall make all deposits, and promptly pay all such utility charges in connection with the Leased Premises as the same shall become due and payable during the term of this Sublease. Electrical utility costs of the chilling units and remaining utilities of gas, sewer and water will be pro-rated by Landlord, and the Tenant shall pay promptly as in when the same shall become due its Pro-Rata Share of all such utilities and all taxes or charges on such utility services which are used on or attributable to the Leased Premises which are not paid directly by the Tenant.

     Tenant's "Pro-Rata Share" shall be a fraction, (i) the numerator of which shall be the number of square feet of the Warehouse leased by Tenant and
     (ii) the denominator of which shall be the total number of square feet in the Warehouse. Tenant shall pay its Pro-Rata Share of the above expenses within twenty (20) days after receipt of a bill.

8.   Landlord's Duty to Repair:  Landlord shall keep and maintain in good
     -------------------------
     repair the foundation, exterior walls, roof, plumbing, main electrical system, HVAC, and Common Areas of the Warehouse and the structural portions of the Warehouse. Landlord shall have a reasonable time to begin repairs and in the event that Landlord fails to begin and make reasonable efforts towards the repairs then Tenant may withhold rent payments without penalty until reasonable maintenance has been successfully completed.

9.   Tenant's Duty to Repair; Alterations:  Except for the repairs to be
     ------------------------------------
     performed by Landlord, Tenant shall keep and maintain in good order, condition and repair the Leased Premises. Tenant shall be responsible for damages to the Leased Premises as a result of Tenant's negligence.

10.  Hazardous Substances:  Tenant shall not generate, store, treat, dispose of,
     --------------------
     install or otherwise permit any Hazardous Substances on, in, or under or in any way related to the Leased Premises, or any other portion of the Project or cause or permit any such generation, storage, treatment, disposal, installation or other use with respect thereto except in accordance with all laws, rules and regulations. Tenant shall fully indemnify and hold Landlord harmless from any liability, damage, cost or expense that Landlord might otherwise suffer from Tenant's failure to fully comply with this provision. This indemnity shall survive expiration or other termination of this Sublease. As used herein, "Hazardous Substances" means and includes any substances, materials, elements or compounds that are listed as Hazardous Substances on any list adopted or maintained by any federal, state or local governmental authority or agency.

11.  Surrender of Leased Premises:  At the termination of the Base Term or any
     ----------------------------
     Option Term, if applicable, the Tenant does agree to deliver the Leased Premises in the same condition as received by it on the Commencement Date (subject to the removals hereinafter required), reasonable wear and tear excepted, and shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combination locks, safes and vaults, if any, in the Leased Premises. Any items remaining in the Leased Premises on the termination date of this Sublease shall be deemed abandoned for all purposes and shall become the property of Landlord and the latter may dispose of the same without liability of any type or nature. Any renovations or changes to the Leased Premises made by Tenant may be abandoned if their installation was approved by Landlord prior to their installation.

12.  Property of Tenant:  Tenant's property on the Leased Premises shall be at
     ------------------
     the sole risk and hazard of Tenant. Landlord shall not be liable or responsible for any loss of or damage to Tenant or Tenant's property.

13.  Waiver of Subrogation:  If any property owned by Tenant and located on the
     ---------------------
     Leased Premises is damaged or destroyed by an insured peril, Landlord shall not have any liability to Tenant, nor to any insurer of Tenant, for such damage or destruction. Tenant shall require all policies of risk insurance carried by it on its property on the Leased Premises to contain a provision in and by which the insurer shall waive its rights of subrogation against Landlord.

14.  Insurance and Indemnity:  Tenant agrees to indemnify and save harmless the
     -----------------------
     Landlord against all claims for damages to persons or property by reason of the use or occupancy of the Leased Premises, and all expenses incurred by Landlord, including attorney fees and court costs, unless caused by Landlord negligence. Tenant further agrees that it will at all times during the term of this Sublease, at its expense, maintain and keep in force, liability and product insurance in the amount of One Million Dollars ($1,000,000.00) for injury to one (1) persons, and One Million Dollars ($1,000,000.00) for injuries in one (1) casualty and One Hundred Thousand ($100,000.00) for damage to property to indemnify the Landlord or the Tenant from any kind of accident or casualty whereby any person may be injured or killed in or at the Leased Premises. Tenant shall deliver to Landlord a certificate of such insurance from an insurance company satisfactory to Landlord. The policy shall further provide that it may not be cancelled without the Landlord first having received thirty (30) days notice of any cancellation.

     Landlord agrees that it will at all times during the term of this Sublease, at its expense, maintain and keep in force casualty loss insurance coverage on the Leased Premises.

15.  Partial Destruction:  If the Leased Premises are partially destroyed by
     -------------------
     fire or any other casualty (as reasonably determined by Landlord), and if two or more years remain on the Base Term or any Option Term, Landlord shall restore or repair the Leased Premises with reasonable diligence. In the event of such restoration or repair, Landlord shall expend such sums as required to repair or restore the Leased Premises to the condition it was in immediately prior to the date of the destruction; provided, Landlord shall not be obligated to expend any sums for repair or replacement of Tenant's property nor shall Landlord be obligated to expend sums in excess of the insurance proceeds received by Landlord as a result of such damage or destruction. A just and proportionate part of the rent payable by Tenant, to the extent that such damage or destruction renders the Leased Premises untenantable, shall abate from the date of such damage or destruction until the Leased Premises are repaired.

     In the event of a loss from fire or other casualty where the terms of this Lease do not require the Landlord to restore or repair the Warehouse, Landlord shall have an election not to rebuild or recondition the Leased Premises, which election shall be exercised by written notice thereof to Tenant, given within sixty (60) days from date of said loss. If Landlord exercises such election, this Lease shall cease and terminate, effective on the date of such loss, and Tenant shall pay the accrued rent up to the date of such loss, or Landlord, if the rent has been paid beyond such date, will refund to Tenant the proportionate part of any such rent prepaid, and thereupon this lease shall become null and void, with no further obligation on the part of either party hereto, even though the building may at a later date be rebuilt, restored or reconditioned. No damage or destruction shall allow Tenant to surrender possession of the Leased Premises, nor affect Tenant's liability for the payment of rent, except as specifically provided in this Sublease.

     If Landlord is required or elects to repair or rebuild the Leased Premises as herein provided, Landlord's obligation hereunder shall be limited to that work specifically designated herein as being Landlord's responsibility. Tenant shall repair or replace its merchandise, trade fixtures, furnishings, and equipment.

16.  Substantial Destruction:  If the Leased Premises are substantially
     -----------------------
     destroyed by fire or other casualty (as reasonably determined by Landlord), then Landlord shall have the option to terminate this Sublease by giving Tenant written notice within sixty (60) days after such destruction, and any unearned rent shall be apportioned and returned to Tenant. If Landlord does not elect to cancel this Sublease, then the same shall remain in full force and effect and Landlord shall proceed with all reasonable diligence to repair the Leased Premises. In the event of such restoration or repair, Landlord shall expend such sums as required to repair or restore the building to the condition it was in immediately prior to the date of the destruction; provided, Landlord shall not be obligated to expend any sums in excess of the insurance proceeds received by Landlord as a result of such damage or destruction. If such damage or destruction renders the Leased Premises untenantable, rent payable by Tenant shall abate from the date of such damage or destruction until the Leased Premises are repaired.

17.  Right of Termination: Notwithstanding anything else to the contrary
     --------------------
     contained in this Sublease, Landlord, at its option, may terminate this Sublease on sixty

     (60) days' notice to Tenant after the occurrence of any one of the following: (i) the Leased Premises or the Warehouse shall be damaged or destroyed as a result of an occurrence that is not covered by Landlord's insurance; (ii) the Leased Premises or the Warehouse shall be damaged or destroyed and the cost to repair the same shall amount to more than twenty-five percent (25%) of the cost of replacement thereof; (iii) the Leased Premises shall be damaged or destroyed during the last two (2) years of the Base Term or Option Term, if applicable; or (iv) any or all of the buildings or Common Areas of the Project are damaged (whether or not the Leased Premises are damaged) to such an extent that, in the sole judgment of Landlord, the Warehouse cannot be operated as an economically viable unit. Tenant shall have reasonable time, which shall not be less than ninety (90) days, to vacate the premises in the event of termination under this provision.

18.  Eminent Domain:  If a portion of the Leased Premises shall be taken for
     --------------
     public improvements or otherwise under the exercise of the right of eminent domain, and the Leased Premises shall continue to be reasonably suitable for the use which is herein authorized then the rental herein provided shall be reduced from the date of such taking in direct proportion to the reduction in usefulness of the Leased Premises. If the Leased Premises, or a part thereof, sufficient to render the Leased Premises wholly unfit for the use herein authorized, shall be condemned or acquired in the exercise of the right of eminent domain, Tenant shall have the right, at Tenant's option, to terminate and cancel this Lease on thirty
     (30) days' prior written notice to Landlord, such notice to be given within sixty (60) days of the date of the taking, and Tenant shall be liable only for rents, reduced as provided herein as applicable, and other charges accrued and earned to the date of surrender of possession of the Leased Premises to Landlord and for the performance of other obligations maturing prior to said date. Tenant shall not be entitled to participate in or receive any part of the damages or award which may be paid to or awarded Landlord by reason of a taking except where said award shall provide for moving or other reimbursable expenses for Tenant under applicable statute.

19.  Rights of Landlord's Lender:  Notwithstanding anything contained herein
     ---------------------------
     to the contrary, the obligation of Landlord with respect to repairing or rebuilding the Leased Premises is subject to the prior right of Landlord's lender to receive insurance proceeds as a result of a fire or other casualty, with any obligation of Landlord to be limited to the extent insurance proceeds are received by Landlord for such repair or rebuilding.

20.  Quiet Enjoyment:  Landlord agrees that, if the Minimum Rent and other
     ---------------
     expenses required to be paid by Tenant pursuant to the terms of this Sublease are being paid in the manner and at the time prescribed and the covenants and obligations of the Tenant are being all and singularly kept, fulfilled and performed, Tenant shall lawfully and peaceably have, hold, possess, use and occupy and enjoy the Leased Premises so long as this Sublease remains in force, without hindrance, disturbance or molestation from Landlord, subject to the specific provisions of this Sublease.

21.  Subordination:  Subject to the Tenant's rights of quiet enjoyment as
     -------------
     heretofore provided, Tenant hereby subordinates all of its interest under this Sublease to the lien of any deed of trust or mortgage now or hereafter in force against the real estate or buildings of which the Leased Premises are a part.

22.  Indemnity:  Tenant shall indemnify and hold Landlord harmless from and
     ---------
     against all and any liability and expense of any kind, including reasonable attorneys' fees, arising from injuries or damages to persons or property in, on or about the Leased Premises arising out of or resulting in any way from any act or omission of Tenant, its agents, invitees, servants and employees, in the use of the Leased Premises. Tenant's property on the Premises shall be at the sole risk and hazard of Tenant. Landlord shall not be liable or responsible for any loss of or damage to Tenant or Tenant's property.

     Landlord shall indemnify and hold Tenant harmless from and against all and any liability and expense of any kind, including reasonable attorneys' fees, arising from injuries or damages to persons or property in, on or about the Leased Premises arising out of or resulting in any way from any act or omission of Landlord, its agents, invitees, servants and employees, in connection with its ownership of the Leased Premises.

23.  Attorneys' Fees and Expenses:  If Landlord or Tenant engages legal counsel
     ----------------------------
     for the enforcement of any of the terms of this Lease as a result of a default by the other party, whether for suit or other legal services required to secure compliance on the part of Landlord or Tenant, the defaulting party shall pay to the non-defaulting party upon demand said reasonable attorneys' fees and any other reasonable expenses incurred by such non-defaulting party.

24.  Tenant Assignment and Subletting:  Neither Tenant, any court officer
     --------------------------------
     thereof nor any receiver or trustee in bankruptcy shall assign or transfer this lease or any part thereof, or interest therein, or sublet the Leased Premises or any part thereof without Landlord's prior written consent which shall not be unreasonably withheld. Tenant shall always remain liable for any default of any assignee, transferee or subtenant.

25.  Events of Default and Remedies:  The occurrence of any of the following
     ------------------------------
     shall be an Event of Default:

     a. Failure by Tenant to pay in full any rent payment or other sum payable hereunder within ten (10) days of the date such payment is due;

     b. Failure by Tenant to perform of any of the terms or conditions of this Sublease, other than the payment of money, of for a period of thirty
          (30) days after notice thereof to Tenant by Landlord;

     c. The abandonment of the Leased Premises as a going business by Tenant for any period exceeding thirty (30) consecutive days, regardless of whether Tenant continues to pay all rent.

In any of these Events of Default the Tenant's right to cure such Default shall exist for Fifteen (15) days for any active Default. Upon the expiration of the cure period after the occurrence of an Event of Default and exercise of such remedies, Landlord may immediately or at any time thereafter re-enter the Leased Premises and remove all persons and all or any property therefrom by any suitable action or proceedings at law or in equity, or by force or otherwise, without being liable for any prosecution therefor or damages therefrom except in the case of negligence or willful actions of destruction, and repossess and enjoy the Leased Premises, together with all additions, alterations and improvements. Such re-entry shall not relieve Tenant from the obligation to make the rental payments required by this Sublease at the time and in the manner provided herein. Upon such re-entry Landlord may, but shall not be required to, repair, remodel and/or change the character of the Leased Premises as Landlord may see fit, and/or at any time relet the Leased Premises in whole or in part, as the agent of Tenant, or otherwise, in the name of Landlord or of Tenant, as Landlord shall see fit, and Landlord may receive the rents therefor, applying the same first to the payment of such reasonable expenses as Landlord may have incurred in entering, dispossessing, reletting, repairing or altering the Leased Premises and then to the fulfillment of the covenants of Tenant herein, including but not limited to, the rental payments required hereunder, retaining any balances until the date the term of this Sublease would otherwise have expired as security for the payment of all obligations of Tenant which may arise and be unpaid during such period. If Landlord, after such re-entry, shall be unable to obtain sufficient rent from the Leased Premises to pay the amount of expenses hereinabove specified in addition to the payment of the rent required hereunder, and fulfillment of the covenants of Tenant herein, Tenant shall pay to Landlord such difference at the end of each month during the remainder of the term. In attempting to relet the Leased Premises, Landlord shall be the sole judge as to whether or not a proposed tenant is suitable and acceptable. Landlord shall not, by receiving partial payments of rent in arrears, be deemed to have waived any rights herein for non-payment of rent, or for any other default on the part of Tenant. In addition to all of the remedies granted Landlord in this respect, Landlord shall also have the right to invoke any remedy allowed at law or equity to enforce Landlord's rights hereunder or any of them, as if re-entry and other remedies were not herein provided for.

No remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given under this agreement or now or hereafter existing at law or in equity or by statute. No delay or omission by Landlord to exercise any right or power accruing upon any default of Tenant shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised by Landlord at any time, from time to time and as often as may be deemed expedient. In order to entitle Landlord to exercise any remedy reserved to it hereunder, it shall not be necessary to give any notice, other than such notice as is expressly required by this agreement.

26.  Notices:  All notices required or permitted by the terms of this Sublease
     -------
     must be given by hand-delivery, by telecopier (confirmed by U.S. Mail delivery) or United States registered or certified mail addressed to Tenant at the Leased Premises or as listed below and addressed to Landlord at:

               Landlord:

               The Innovo Group, Inc.
               1808-A North Cherry Street
               Knoxville, Tennessee 37917
               Telephone: (423) 546-1110
               Telecopier: (423) 546-9277

               Tenant:

               Tice Engineering & Sales, Inc.
               1808-B North Cherry Street
               Knoxville, TN 37917
               Telephone: (423) 922-7501
               Telecopier: (423) 922-3134

     The date when such notice shall be deemed to have been given shall be the date when it is deposited in the United States Mail, postage prepaid, in accordance with the provisions of this paragraph. Any address herein specified may be changed from time to time by either party by written notice given to the other party as above provided.

27.  Successors:  The provisions, covenants and conditions of this Sublease
     ----------
     shall bind and inure to the benefit of the legal representatives, successors and assigns of each of the parties, except that no assignment or subletting by Tenant without the written consent of Landlord shall vest any right in the assignee or sublessee of Tenant.

28.  Governing Law:  The Sublease shall be governed by, and construed in
     -------------
     accordance with, the laws of Tennessee.

29.  Landlord's Exculpatory Clause:  In the event of a breach or default by
     -----------------------------
     Landlord of any of its obligations under this Lease, Tenant shall look solely to any right of offset allowed by law against any amounts due hereunder or to the equity of the Landlord in the Leased Premises for the satisfaction of Tenant's remedies, it being understood and agreed that the exculpation of Landlord (and its successors and assigns) shall be absolute. In the event of any sale of such land or interest, or assignment of Landlord's rights under this Sublease, Landlord shall be and hereby is released of all obligations of Landlord hereunder. It shall be deemed, without further agreement between the parties or their successors in interest, that the successor to Landlord's interest has assumed all obligations of Landlord hereunder. It is specifically understood and agreed that there shall be no personal liability of Landlord in respect to any of the covenants, conditions, or provisions of this Sublease.

30.  Entire and Binding Agreement:  This Lease contains all of the agreements
     ----------------------------
     between the parties hereto, and it may not be modified in any manner other than by agreement signed by all parties hereto or their successors in interest. In the event Tenant violates this covenant, Landlord reserves the right to either (i) terminate this Sublease, or (ii) revoke any rental or other concessions granted hereunder.

31.  Addenda:  All addenda and exhibits attached hereto are made a part of this
     -------
     Sublease for all purposes.


IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and date first above written.

                         LANDLORD:

                              THE INNOVO GROUP, INC.


                              By: /s/ Samuel J. Furrow
                                  -----------------------------------
                              Name:   Samuel J. Furrow
                              Title:  CEO

                         TENANT:

                              TICE ENGINEERING & SALES, INC.


                              By: /s/ Charles R. West
                                  -----------------------------------
                              Name:   Charles R. West
                              Title:  President

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

                                   EXHIBIT A

                                   SITE PLAN

                                   EXHIBIT B

                               LEGAL DESCRIPTION


     A 17.022 acre parcel located on the east side of Cherry Street in Knoxville, Tennessee, bordered on the south by Hoitt Avenue, containing a warehouse building of approximately three hundred thousand (300,000) square feet and two office buildings of approximately four thousand five hundred (4,500) square feet each, all as depicted on boundary survey dated July 9, 1998, prepared by Site, Incorporated.

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